UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2012

CKX Lands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana
(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

700 Pujo Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 26, 2012.  The following matters were voted upon.

1.	To elect a Board of Directors to hold office until their successors are elected and qualified.

Shares voted on this matter are summarized as follows:  1,161,989 For/Against, no Abstentions and 307,033 Broker Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Against

Joseph K. Cooper	1,157,851	4,138
Elizabeth B. Hollins	1,098,185	63,804
Brian R. Jones	1,156,251	5,738
Laura A. Leach	1,107,632	54,357
B. James Reaves, III	1,107,481	54,508
Mary W. Savoy	1,111,714	50,275
William Gray Stream	1,107,631	54,358
Charles D. Viccellio	1,157,651	4,338
Mary Leach Werner	1,098,185	63,804

All nominees were elected to hold office until their successors are elected and qualified.

2.	To approve McElroy, Quirk and Burch APC as auditors for the 2012 fiscal year.

For	1,459,347
Against	8,805
Absentions	870
Broker Non-Vote	0

The matter was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: April 27, 2012	By:	/s/ Brian R. Jones
Brian R. Jones
Treasurer and Chief Financial Officer